Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement on Form S-1 of our report dated December 27, 2007 relating to the financial statements of Raycliff Acquisition Corp., and to the reference to our Firm under the caption “Experts” in the Prospectus.

/s/    Rothstein, Kass & Company, P.C.

Roseland, New Jersey

December 28, 2007